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                                                              EXHIBIT 23.3

                      INDEPENDENT AUDITORS' CONSENT

The Board of Directors and Stockholder

Continental Plastic Containers, Inc.:

  We consent to the inclusion in this Registration Statement of our report (page F-19 of the prospectus in this Registration Statement) dated February 7, 1997, and to the reference to our firm under the heading "Experts" in the prospectus. Such report refers to a change in accounting for postemployment benefits in 1994.

                                          /s/ KPMG Peat Marwick LLP

                                          KPMG Peat Marwick LLP

Omaha, Nebraska

April 16, 1997